UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 20, 2026

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, $0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.

Transocean Ltd. (NYSE: RIG) (“Transocean”) today announced a two-year binding Letter of Award for the Dhirubhai Deepwater KG2 with ONGC in India. The campaign is expected to commence in the first quarter of 2027 and contribute approximately $300 million in contract value, inclusive of additional services and mobilization fees. The contract includes two years of priced options that, if fully exercised, would result in the drillship working in India into early 2031.

A copy of the press release announcing the fixture referred to above is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Transocean Ltd. Announces $300 Million Contract For Ultra-Deepwater Drillship
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: August 20, 2026	By:	/s/ Debra Kupferman
Debra Kupferman
Authorized Person